UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 26, 2017

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)                                  On December 26, 2017, we entered into new employment agreements with Kent Taylor, our Chairman and Chief Executive Officer; Scott Colosi, our President and Chief Financial Officer; Celia Catlett, our General Counsel and Corporate Secretary; and Chris Jacobsen, our Chief Marketing Officer.  Each agreement will become effective on January 8, 2018 with an initial three-year term expiring on January 7, 2021.  Thereafter, each agreement has a term of one year ending on January 7 of the following year unless otherwise agreed to by the parties.  The prior employment agreements with the officers each will expire on January 7, 2018.

Base Salary.   Each officer’s employment agreement establishes an annual salary as shown in the table below which, in the case of Ms. Catlett and Mr. Jacobsen, is subject to increase throughout the initial term of the agreements as shown below.

	2018 ($)	2019 ($)	2020 ($)

Kent Taylor	525,000	525,000	525,000
Scott Colosi	450,000	450,000	450,000
Celia Catlett	315,000	315,000	325,000
Chris Jacobsen	300,000	315,000	325,000

Incentive Bonus.   Each officer’s employment agreement also establishes a new annual target incentive bonus amount as shown in the table below based on the achievement of defined goals established by the compensation committee of the Board of Directors.  The targets are based upon earnings per share growth and pre-tax profits.  Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board of Directors.

	2018 Base Bonus ($)	2018 Minimum Bonus ($)	2018 Maximum Bonus ($)

Kent Taylor	525,000	0	1,050,000
Scott Colosi	350,000	0	700,000
Celia Catlett	185,000	0	370,000
Chris Jacobsen	200,000	0	400,000

	2019 Base Bonus ($)	2019 Minimum Bonus ($)	2019 Maximum Bonus ($)

Kent Taylor	525,000	0	1,050,000
Scott Colosi	350,000	0	700,000
Celia Catlett	200,000	0	400,000
Chris Jacobsen	200,000	0	400,000

	2020 Base Bonus ($)	2020 Minimum Bonus ($)	2020 Maximum Bonus ($)

Kent Taylor	525,000	0	1,050,000
Scott Colosi	350,000	0	700,000
Celia Catlett	200,000	0	400,000
Chris Jacobsen	200,000	0	400,000

Stock Awards.   Each of Messrs. Taylor’s and Colosi’s and Ms. Catlett’s employment agreement provides for the granting of restricted stock units, the conditional right to receive shares of our common stock upon vesting.  These restricted stock units will vest on January 8, 2019, provided the officer is still employed as of the vesting date.  Because Mr. Jacobsen’s prior employment agreement includes a restricted stock unit grant applicable to his 2018 service, his current employment agreement does not include an initial grant of restricted stock units.  The number of service-based restricted stock units granted are shown in the table below.

Restricted Stock Units

Kent Taylor	10,000
Scott Colosi	10,000
Celia Catlett	10,000

Each of Ms. Catlett’s and Mr. Jacobsen’s employment agreement also provides for a retention grant of restricted stock units which will vest on January 8, 2021, provided the officer is still employed as of the vesting date.  The numbers of retention restricted stock units granted are shown in the table below.

Restricted Stock Units

Celia Catlett	10,000
Chris Jacobsen	10,000

Mr. Taylor’s employment agreement also provides for a long-term incentive grant of restricted stock units which will vest on January 8, 2023, provided he is still employed as of the vesting date.  The number of retention restricted stock units granted are shown in the table below.

Restricted Stock Units

Kent Taylor	75,000

Each of Messrs. Taylor’s and Colosi’s employment agreement provides for the granting of restricted stock units which will vest on January 8, 2019, subject to the achievement of defined goals established by the compensation committee of the Board of

Directors.  The performance targets are based upon earnings per share growth and pre-tax profits.  Depending on the level of achievement of the goals, the number of restricted stock units may be reduced to zero or increased to a maximum of two times the target number of restricted stock units shown below.  The target number of performance-based restricted stock units for each of the officers is set forth in the table below.

	Target # of Restricted Stock Units	Minimum # of Restricted Stock Units	Maximum # of Restricted Stock Units

Kent Taylor	50,000	0	100,000
Scott Colosi	40,000	0	80,000

Separation and Change in Control Arrangements.  Except in the event of a change in control, the employment agreement with Mr. Taylor provides that no severance will be paid to him upon termination of employment, but he is entitled to receive a gift of a crisp $100 bill if his employment is terminated by us without cause before the end of the term. Except in the event of a change in control, the employment agreements with Mr. Colosi, Ms. Catlett, and Mr. Jacobsen provide that if we terminate their employment without cause before the end of the term, and if the officer signs a release of all claims against us, we will pay a severance payment equal to the officer’s base salary for a period of 180 days in addition to 50% of the officer’s annual base incentive bonus amount.  Similar payments are due to the officers if employment is terminated by reason of death or disability before the end of the term.

The employment agreements with each of the officers provide that if the officer’s employment is terminated other than for cause following a change in control, or if the officer resigns for good reason following a change in control because he or she is required to move, the Company’s successor does not agree to be bound by the agreement or the officer’s duties, pay or total benefits are reduced, each officer will receive severance payments in an amount equal to the officer’s base salary and incentive bonus through the end of the term of the agreement but not less than one year.  In addition, generally upon termination by us without cause or termination for good reason by the officer within 12 months of a change in control, the officer’s unvested stock options or other stock awards, if any, will become vested as of the date of termination.  Moreover, with respect to each of the officers, if his or her employment is terminated under such circumstances and the officer has not yet been granted service-based restricted stock units or performance-based restricted stock units, as applicable under the respective officer’s contract, for either or both of the second and third years of his or her employment agreement, the officer will be issued the target number of restricted stock units set forth above for each of these years and, in the case of Mr. Jacobsen, 10,000 restricted stock units.  The payments and acceleration of vesting of the stock options or other stock awards are contingent upon the officer signing a full release of claims against us.

Each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following the last day of the term of his or her employment agreement, unless the officer’s employment is terminated without cause following a change in control, in which case the officer has agreed not to compete with us through the date of the last payment of the officer’s severance payments. The employment agreements contain a “clawback” provision that enables the Company to seek reimbursement to the Company of any compensation paid to the officer which is required to be recovered by any law, governmental regulation or order, or stock exchange listing requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 27, 2017	/s/ Scott M. Colosi
Scott M. Colosi
President